EX-99.(q)(5)

GOLDMAN SACHS VARIABLE INSURANCE TRUST

Power of Attorney

Know All Persons By These Presents, that the undersigned, Joseph DiMaria, hereby constitutes and appoints James A. McNamara, Caroline L. Kraus, Andrew Murphy, and Robert Griffith, jointly and severally, and each of them, his true and lawful attorneys-in-fact and agents, each with power and authority of substitution and resubstitution, for him in any and all capacities to sign the Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of Goldman Sachs Variable Insurance Trust and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other instruments or documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

April 19, 2017

/s/ Joseph DiMaria

Joseph DiMaria
Principal Accounting Officer